EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 2:00 p.m., New York City time, on December 29, 2014. Except as otherwise noted below, all such transactions were purchases or sales of Shares effected in the open market, and the table includes commissions paid in per share prices.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE / PREMIUM PER OPTION ($)
Purchase of Common Stock	10/29/2014	2,294,897		9.54
Purchase of Common Stock	10/29/2014	108,875		9.82
Purchase of Common Stock	10/29/2014	3,296,228		8.94
Purchase of Common Stock	10/30/2014	1,000,000		9.41
Purchase of Common Stock	11/12/2014	75,424		8.77
Purchase of Common Stock	11/12/2014	1,000,000		8.82
Purchase of Common Stock	11/12/2014	774,576		8.79
Purchase of Common Stock	11/12/2014	250,000		8.81
Purchase of Common Stock	11/13/2014	250,000		8.83
Purchase of Common Stock	11/13/2014	650,000		8.80
Purchase of Common Stock	11/13/2014	419,048		8.76
Purchase of Common Stock	11/13/2014	164,300		8.81
Purchase of Common Stock	11/13/2014	516,652		8.85
Purchase of Call Options	11/14/2014	3,800,000	(1)	2.80	(2)
Purchase of Call Options	11/17/2014	2,000,000	(1)	2.74	(2)
Purchase of Call Options	11/18/2014	2,000,000	(1)	2.78	(2)
Purchase of Call Options	11/19/2014	950,000	(1)	2.77	(2)
Purchase of Call Options	11/20/2014	3,500,000	(1)	3.06	(2)
Purchase of Call Options	11/21/2014	2,625,000	(1)	3.03	(2)
Purchase of Call Options	11/24/2014	3,150,000	(1)	3.09	(2)
Purchase of Call Options	11/25/2014	2,260,000	(1)	3.04	(2)
Purchase of Call Options	11/26/2014	128,000	(1)	3.31	(2)
Purchase of Call Options	11/28/2014	92,000	(1)	3.37	(2)
Purchase of Call Options	12/1/2014	1,500,000	(1)	3.30	(2)
Purchase of Call Options	12/2/2014	672,000	(1)	3.28	(2)
Purchase of Common Stock	12/3/2014	600,000		9.34
Purchase of Call Options	12/3/2014	1,246,000	(1)	3.34	(2)
Purchase of Common Stock	12/4/2014	750,000		9.20
Purchase of Call Options	12/4/2014	950,000	(1)	3.22	(2)
Purchase of Common Stock	12/5/2014	500,000		9.25
Purchase of Call Options	12/5/2014	2,100,000	(1)	3.28	(2)
Purchase of Call Options	12/8/2014	1,600,000	(1)	3.20	(2)
Purchase of Common Stock	12/9/2014	500,000		9.18
Purchase of Call Options	12/9/2014	1,067,300	(1)	3.21	(2)
Purchase of Common Stock	12/10/2014	500,000		9.14
Purchase of Call Options	12/10/2014	1,500,000	(1)	3.19	(2)
Purchase of Call Options	12/11/2014	1,000,000	(1)	3.25	(2)
Purchase of Call Options	12/12/2014	1,000,000	(1)	3.09	(2)
Purchase of Call Options	12/15/2014	2,118,700	(1)	2.33	(2)
Purchase of Call Options	12/16/2014	1,850,000	(3)	2.14	(4)
(1)(2)	12/17/2014		(1)		(2)
Purchase of Call Options	12/18/2014	4,300,000	(3)	2.31	(4)

Purchase of Call Options	12/19/2014	4,500,000	(3)	2.30	(4)
Purchase of Call Options	12/22/2014	1,207,035	(3)	2.49	(4)
Purchase of Call Options	12/23/2014	2,210,300	(3)	2.59	(4)
Purchase of Common Stock	12/24/2014	75,000		8.09
Purchase of Call Options	12/24/2014	4,183,694	(3)	2.45	(4)
Purchase of Call Options	12/26/2014	1,626,000	(3)	2.56	(4)
Purchase of Call Options	12/29/2014	1,642,000	(3)	2.67	(4)
Sale of Common Stock	10/31/2014	(2,100,000)		9.38
Sale of Common Stock	10/31/2014	(202,468)		9.29
Sale of Common Stock	10/31/2014	(500,000)		9.42
Sale of Common Stock	10/31/2014	(194,300)		9.44
Sale of Common Stock	10/31/2014	(3,232)		8.93
Sale of Common Stock	11/3/2014	(1,000,000)		8.10
Sale of Common Stock	11/3/2014	(1,110,000)		8.07
Sale of Common Stock	11/3/2014	(266,100)		8.25
Sale of Common Stock	11/3/2014	(173,900)		8.30
Sale of Common Stock	11/4/2014	(250,000)		8.19
Sale of Put Options	11/14/2014	(3,800,000	)(5)	0.01	(6)
Sale of Put Options	11/17/2014	(2,000,000	)(5)	0.01	(6)
Sale of Put Options	11/18/2014	(2,000,000	)(5)	0.01	(6)
Sale of Put Options	11/19/2014	(950,000	)(5)	0.01	(6)
Sale of Put Options	11/20/2014	(3,500,000	)(5)	0.01	(6)
Sale of Put Options	11/21/2014	(2,625,000	)(5)	0.01	(6)
Sale of Put Options	11/24/2014	(3,150,000	)(5)	0.01	(6)
Sale of Put Options	11/25/2014	(2,260,000	)(5)	0.01	(6)
Sale of Put Options	11/26/2014	(128,000	)(5)	0.01	(6)
Sale of Put Options	11/28/2014	(92,000	)(5)	0.01	(6)
Sale of Put Options	12/1/2014	(1,500,000	)(5)	0.01	(6)
Sale of Put Options	12/2/2014	(672,000	)(5)	0.01	(6)
Sale of Put Options	12/3/2014	(1,246,000	)(5)	0.01	(6)
Sale of Put Options	12/4/2014	(950,000	)(5)	0.01	(6)
Sale of Put Options	12/5/2014	(2,100,000	)(5)	0.01	(6)
Sale of Put Options	12/8/2014	(1,600,000	)(5)	0.01	(6)
Sale of Put Options	12/9/2014	(1,067,300	)(5)	0.01	(6)
Sale of Put Options	12/10/2014	(1,500,000	)(5)	0.01	(6)
Sale of Put Options	12/11/2014	(1,000,000	)(5)	0.01	(6)
Sale of Put Options	12/12/2014	(1,000,000	)(5)	0.01	(6)
Sale of Put Options	12/15/2014	(2,118,700	)(5)	0.01	(6)
Sale of Put Options	12/16/2014	(1,850,000	)(7)	0.01	(8)
(5)(6)	12/17/2014		(5)		(6)
Sale of Put Options	12/18/2014	(4,300,000	)(7)	0.01	(8)
Sale of Put Options	12/19/2014	(4,500,000	)(7)	0.01	(8)
Sale of Put Options	12/22/2014	(1,207,035	)(7)	0.01	(8)
Sale of Put Options	12/23/2014	(2,210,300	)(7)	0.01	(8)
Sale of Put Options	12/24/2014	(4,183,694	)(7)	0.01	(8)
Sale of Put Options	12/26/2014	(1,626,000	)(7)	0.01	(8)
Sale of Put Options	12/29/2014	(1,642,000	)(7)	0.01	(8)

(1)	Represents shares underlying American-style physically settled call options purchased in the over-the-counter market. These call options were reset on December 17, 2014 to expire on April 29, 2016 from their original December 31, 2015 expiration.
(2)	This amount represents the cost of an applicable American-style physically settled over-the-counter call option to purchase one Share. The per share exercise price of these call options was reset on December 17, 2014 to expire on April 29, 2016 at a strike price of $5.50 per Share, from the original December 31, 2015 expiration and $6.00 strike, through a closing transaction at a price of $1.70 per option and an opening of the reset option at a price of $2.20 per option. The options account for any dividends or other distributions declared by the Issuer.
(3)	Represents shares underlying American-style physically settled call options purchased in the over-the-counter market. These call options expire on January 29, 2016.

(4)	This amount represents the cost of an applicable American-style physically settled over-the-counter call option to purchase one Share. The per share exercise price of these call options is $5.75. The options account for any dividends or other distributions declared by the Issuer.
(5)	Represents shares underlying physically settled European-style put options sold in the over-the-counter market. These put options were reset on December 17, 2014, from their original December 31, 2015 expiration, to expire on the earlier of April 29, 2016 or the date on which the corresponding American-style call option described above in footnote 1 is exercised.
(6)	This amount represents the proceeds received from an applicable physical settled European-style over-the-counter put option to sell one Share. The per share exercise price of these call options was reset on December 17, 2014 to expire on April 29, 2016 at a strike price of $5.50 per Share, from the original December 31, 2015 expiration and $6.00 strike, through a closing transaction at a price of $.01 per option and an opening of the reset option at a price of $.01 per option. The options account for any dividends or other distributions declared by the Issuer.
(7)	Represents shares underlying physically settled European-style put options sold in the over-the-counter market. These put options expire on the earlier of January 29, 2016 or the date on which the corresponding American-style call option described above in footnote 3 is exercised.
(8)	This amount represents the proceeds received from an applicable physical settled European-style over-the-counter put option to sell one Share. The per share exercise price of these put options is $5.75.

3